POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Sander M. Bieber, David J. Harris, Brendan C. Fox, Dilia M. Caballero, and Kimberly Dopkin Rasevic and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place, and stead, in any and all capacities, to sign any and all registration statements, exemptive applications, no-action letter requests and other regulatory filings made applicable to The Mexico Fund, Inc. (the "Fund"), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Sander M. Bieber, David J. Harris, Brendan C. Fox, Dilia M. Caballero and Kimberly Dopkin Rasevic and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as a Director or Officer of The Mexico Fund, Inc., hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.


NAME                           TITLE                              DATE
----                           -----                              ----


/S/ JOSE LUIS GOMEZ PIMIENTA   President, Director and Principal  March 9, 2005
----------------------------   Executive Officer
Jose Luis Gomez Pimienta


/S/ ALBERTO OSORIO             Treasurer and Principal            March 9, 2005
----------------------------   Financial and Accounting Officer
Alberto Osorio


/S/ PHILIP CALDWELL            Director                           March 9, 2005
----------------------------
Philip Caldwell


/S/ EMILIO CARRILLO GAMBOA     Director                           March 9, 2005
----------------------------
Emilio Carrillo Gamboa


/S/ EUGENIO CLARIOND           Director                           March 9, 2005
----------------------------
Eugenio Clariond


/S/ CLAUDIO X. GONZALEZ        Director                           March 11, 2005
----------------------------
Claudio X. Gonzalez


/S/ ROBERT L. KNAUSS           Director                           March 9, 2005
----------------------------
Robert L. Knauss


/S/ JAIME SERRA PUCHE          Director                           March 9, 2005
----------------------------
Jaime Serra Puche